EXHIBIT 4.20

                              Seventh Amendment to
                       Agreement of Limited Partnership of
                 Geodyne Institutional/Pension Energy Income
                             Limited Partnership P-8

      This Seventh Amendment to Agreement of Limited Partnership of Geodyne Institutional/Pension Energy Income Limited Partnership P-8 (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Institutional Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on February 28, 1992, Geodyne Properties, Inc. ("Properties"), as General partner, and Depositary executed and entered into that certain Agreement and Certificate of Limited Partnership of the Partnership (the "Agreement"); and

      WHEREAS, on February 25, 1993, Properties executed and entered into that certain First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-8" to "Geodyne Institutional/Pension Energy Income Limited Partnership P-8", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4, 1993, Properties executed and entered into that certain Second Amendment to the Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS, on August 31, 1995, Properties executed and entered into that certain Third Amendment to the Agreement whereby it amended certain provisions to allow transfers of Units facilitated through a matching service to the extent that such transfers otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships; and

      WHEREAS,   Properties  merged  with  and  into  Geodyne  Resources,   Inc.
("Resources"), its parent corporation, effective June 30, 1996; and

      WHEREAS, on July 1st, 1996, Resources as successor via merger to Properties executed and entered into that certain Fourth Amendment to the Agreement whereby it amended the Agreement to provide that Geodyne Resources, Inc., as successor via merger with Properties, is the General Partner of the Partnership; and

      WHEREAS, on November 14, 2001, Resources executed and entered into that certain Fifth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until February 28, 2004; and

      WHEREAS, on January 22, 2004, Resources executed and entered into that certain Sixth Amendment to the Agreement whereby the term of the partnership was extended until December 31, 2005; and

      WHEREAS, Section 2.3 of the Agreement provides that the Partnership shall continue in full force and effect until December 31, 2005, provided that the General Partner may extend the term of the Partnership for an additional 59 days of the current two year period and for up to three periods of two years each if it believes each such extension is in the best interests of the Limited Partners or until dissolution prior thereto pursuant to the provisions of the Agreement, and

      WHEREAS, Resources as General Partner has elected to extend the life of the Partnership through December 31, 2007.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      Section 2.3. is hereby amended and restated as follows:

                  The  Partnership  shall  continue  in force and  effect  until
            December 31, 2007, provided that the General Partner may extend the term of the Partnership for an additional 59 days of the current two year period and for an additional two periods of two years each if it believes such extension is in the best interests of the Limited Partners, or until dissolution prior thereto pursuant to the provisions hereof.


      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 27th day of October, 2005.

                                       Geodyne Resources, Inc.
                                       as General Partner

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                                Dennis R. Neill
                                                President

                                       Geodyne Institutional Depositary
                                       Company,
                                        as the  Limited Partner

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                                Dennis R. Neill
                                                President

                                       Geodyne Resources, Inc.,
                                       as Attorney-in-Fact for all
                                       Substituted Limited Partners

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                                Dennis R. Neill
                                                President

                                      -2-